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                                                                    EXHIBIT 99.3

                                                              September 15, 1997

Robert P. Madonna, President
Excel Switching Corporation
255 Independence Drive
Hyannis, MA 02601

Dear Mr. Madonna:

  I hereby consent to be named as a nominee for election as a director of Excel Switching Corporation in its Registration Statement on Form S-1 (and in the Prospectus forming a part hereof) and in any and all amendments thereto.

                                          Very truly yours,

                                          /s/ John Loughlin

                                          John Loughlin

Dated: September 15, 1997